UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2014
Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1990 E. Grand Ave., El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2014, our compensation committee, pursuant to the 2010 Equity Incentive Plan (the "Plan") and the amendment (the “Amendment”) to our Plan approved September 9, 2014, approved the following stock option grants for the Company’s named executive officers.

Named Executive Officer	Position	Stock Option Awards Issued Under the Plan	Stock Option Awards Issued Under the Amendment
Kenneth McBride	Chairman and Chief Executive Officer	83,333	166,667
Kyle Huebner	Chief Financial Officer and Co-President	50,000	100,000
James Bortnak	Co-President and Corporate & Business Development Officer	50,000	100,000
Michael Biswas	Chief Technology Officer	40,000	80,000
Seth Weisberg	Chief Legal Officer and Secretary	40,000	80,000

The option awards issued under the original Plan vest monthly in equal parts over a 12 month period and the first vesting date is October 19, 2014. The option awards issued under the Amendment vest monthly in equal parts over a 24 month period and the first vesting date is October 19, 2015. Options issued pursuant to Amendment are subject to conditions as described in the Form 8-K we filed with the Securities and Exchange Commission on September 12, 2014. Therefore, no shares may be issued under the stock options issued pursuant to the Amendment, and such stock options issued shall not become exercisable, prior to the date, if any, on which our stockholders approve the Amendment at our next annual meeting of stockholders in 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

/s/ Kenneth McBride
(Signature)

September 25, 2014	Kenneth McBride,
Date	Chief Executive Officer